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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 2001 Employee Stock Purchase Plan, the 1998 Stock Option Plan, the 1998 Directors' Stock Option Plan, the 2002 Non-Qualified Stock Option Plan, Stock Option Agreements, and the Restated 1998 Stock Option Plan of Cohesion Technologies, Inc. of our report dated January 29, 2002 with respect to the consolidated financial statements of Cohesion Technologies, Inc. included in this Transition Report (Form 10-K/A) for the six months ended December 31, 2001.


                                                       /s/ Ernst & Young LLP


Palo Alto, California
December 9, 2002